UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2018

Casa Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38324	75-3108867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Old River Road Andover, Massachusetts		01810
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 688-6706

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Casa Systems, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 6, 2018. The following is a summary of the matters voted on at that meeting.

1.	The Company’s stockholders voted to elect Jerry Guo, Weidong Chen and Daniel S. Mead as Class I directors to hold office until the Company’s 2021 Annual Meeting of Stockholders or until their successors are duly elected and qualified, subject to their earlier death, resignation or removal. The results of the stockholders’ vote with respect to the election of such Class I directors were as follows:

	Votes For	Votes Abstaining	Broker Non-Votes
Jerry Guo	57,270,109	3,683,265	114,855
Weidong Chen	57,253,886	3,699,488	114,855
Daniel S. Mead	60,711,668	241,706	114,855

2.	The Company’s stockholders voted to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The results of the stockholders’ vote with respect to such ratification were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
61,029,647	12,850	25,732	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASA SYSTEMS, INC.

Date: June 8, 2018	By:	/s/ Gary Hall
Gary Hall
Chief Financial Officer